UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 8, 2024

Aircastle Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Aircastle Advisor LLC, 201 Tresser Boulevard, Suite 400
Stamford
Connecticut	06901
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (203) 504-1020
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Amendment to a Material Definitive Agreement

On February 12, 2024, Aircastle Limited (“Aircastle” or “the Company”) announced that it amended and extended all of its existing revolving credit facilities, which increases the aggregate capacity to $2.1 billion and extends the maturity dates of these facilities to 2027 and 2028.

Aircastle closed a $1 billion senior, unsecured revolving credit facility with 10 global financial institutions, and the expiration date of the facility has been extended by three years, from April 2025 to February of 2028. The facility participants consist of 10 leading global financial institutions with Citibank N.A., Fifth Third Bank N.A., Goldman
Sachs Bank USA, J.P. Morgan Chase Bank, N.A. and Royal Bank of Canada as Joint Lead Arrangers and
Bookrunners, as well as BNP Paribas, Credit Agricole Corporate & Investment Bank, Mizuho Bank, Ltd., MUFG
Bank, Ltd. and BMO Harris Bank N.A., as lenders.

In addition, the Company announced that it has extended the maturity of its $200 million revolving credit facility with Mizuho Marubeni Leasing Americas Corporation and its $300 million revolving credit facility with Mizuho Bank, Ltd. These facilities were both extended by two years to mature in January 2027 and February 2027, respectively.

The Company also amended and closed a revolving credit facility with 24 participating financial institutions led by the DBS Bank Ltd. The size of the facility was increased from $375 million to $600 million and its term was extended three years to January 2028.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 12, 2024, issued by Aircastle Limited
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRCASTLE LIMITED (Registrant)

/s/ Christopher L. Beers
Christopher L. Beers
Chief Legal Officer and Secretary
Date: February 12, 2024